SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) - February 18, 2005

FIRST HORIZON NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

TENNESSEE	001-15185	62-0803242
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code - (901) 523-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

(a)  On February 18, 2005, the registrant and its subsidiary First Tennessee Bank National Association (the “Bank”) entered into a $5 billion bank note program (the “Note Program”) with Goldman Sachs & Co., FTN Financial Securities Corp., and Credit Suisse First Boston (the “Agents”) and JPMorgan Chase Bank, National Association, as fiscal and paying agent and interest calculation agent. The primary legal contracts which govern the Note Program are filed as exhibits to this Current Report.

The Note Program provides the Bank with a facility under which it may continuously issue and offer short and medium term unsecured notes having maturities of 30 days or more. The Note Program allows the Bank to have up to $5 billion in principal amount of notes outstanding under the Program at any one time; however, under the Note Program, the Bank may not issue in the aggregate more than $5 billion in principal amount of notes having terms in excess of 270 days. The Note Program replaces an existing $3 billion program under which the Bank had nearly exhausted its ability to issue and sell longer-term notes. The old program has been terminated in connection with the establishment of the new Note Program. That termination does not affect any previously-issued notes outstanding under the old program.

Net proceeds from the notes are expected to be used by the Bank for general corporate purposes in the ordinary course of its business.

The Note Program does not commit the Bank to issue any particular amount of notes with any particular terms. The registrant intends for the Note Program to provide the Bank with substantial flexibility in structuring various types of notes that may be issued and sold under the Program from time to time. Notes are to be issued in $250,000 minimum denominations to accredited institutional investors. Notes may bear interest at fixed or floating rates, or may pay no interest at all. Floating rate notes may pay interest based on any of several specified indices plus or minus a spread and/or multiplied by a spread multiplier. Notes may be issued at a discount from their redemption amounts. Notes may be denominated in currencies other than U.S. dollars. Notes may provide for payments of principal, interest, or premium to be indexed by reference to the price of specified commodities or securities or currencies. Notes may provide for early redemption at the election of the Bank or the holder, or may provide the holder with the right to extend the maturity.

Notes may be issued singly or in series. The Note Program restricts the Bank’s right to offer notes through other agents, but (among other exceptions) Bank has reserved certain rights to offer notes without the assistance of the Agents and to offer notes through other agents on a non-continuous, firmly-underwritten basis. Commissions to be paid to the Agents may be negotiated for each notes issuance and are expected to vary with the maturity of the notes involved, among other things. A note or note series may, but need not be, subject to a separately negotiated “Terms Agreement.”

ITEM 9.01.    Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed pursuant to Item 601(b) of Regulation S-K.

Exhibit #        Description

4(c)               Three principal agreements related to a note program for First Tennessee Bank National Association (the “Bank”): (i) form of Distribution Agreement dated February 18, 2005 among the registrant, the Bank, and the agents therein named; (ii) form of Fiscal and Paying Agency Agreement dated as of February 18, 2005 between the Bank and JPMorgan Chase Bank, National Association; and (iii) form of Interest Calculation Agreement dated as of February 18, 2005 between the Bank and JPMorgan Chase Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON NATIONAL CORPORATION
By: __/s/ Marlin L. Mosby III______________________
Date: February 24, 2005	Name: Marlin L. Mosby III
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

The following exhibits are filed pursuant to Item 601(b) of Regulation S-K.

Exhibit #        Description

4(c)               Three principal agreements related to a note program for First Tennessee Bank National Association (the “Bank”): (i) form of Distribution Agreement dated February 18, 2005 among the registrant, the Bank, and the agents therein named; (ii) form of Fiscal and Paying Agency Agreement dated as of February 18, 2005 between the Bank and JPMorgan Chase Bank, National Association; and (iii) form of Interest Calculation Agreement dated as of February 18, 2005 between the Bank and JPMorgan Chase Bank, National Association.